Exhibit — 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-116414) pertaining to the Milacron Inc. 2004 Long-term Incentive Plan,

(2) Registration Statements (Forms S-8 Nos. 333-115948 and 333-115949) pertaining to the Milacron Inc. Retirement Savings Plan,

(3) Registration Statement (Form S-8 No. 33-56403) pertaining to the Milacron Inc. 1994 Long-term Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-69194) pertaining to the Milacron Inc. 1997 Long-term Incentive Plan, and

(5) Registration Statement (Form S-8 No. 333-74426) pertaining to the Milacron Inc. Plan for the Deferral of Directors’ Compensation,

(6) Registration Statement (Form S-8 No. 333-127600) pertaining to the Milacron Inc. Director Deferred Compensation Plan
of our report dated March 25, 2005 (except for the footnote titled Restatement of Financial Statements, as to which the date is October 10, 2005), with respect to the consolidated financial statements and financial statement schedule listed in Item 15(c), and of our report dated June 28, 2005 (except for the second paragraph under Review of Complex and Judgmental Accounting Issues, as to which the date is October 10, 2005), with respect to Milacron Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Milacron Inc., included in this Annual Report (Form 10-K), as amended by Amendment No. 1 and Amendment No. 2, of Milacron Inc.

/s/ Ernst & Young LLP
Cincinnati, Ohio
October 11, 2005